Exhibit 99.1

Timber Pharmaceuticals Announces Positive End-of-Phase 2 Meeting with FDA for TMB-001 in Moderate to Severe Congenital Ichthyosis

- Full data from Phase 2b CONTROL study presented at 2022 Winter Clinical Dermatology Conference -

- Company plans to initiate Phase 3 study in second quarter of 2022 -

BASKING RIDGE, NJ, February 3, 2022 – Timber Pharmaceuticals, Inc. ("Timber" or the “Company”) (NYSE American: TMBR), a biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases, today announced the successful completion of an End-of-Phase 2 meeting with the U.S. Food and Drug Administration (FDA) that resulted in a clear path to progress to a pivotal Phase 3 study for its lead asset, TMB-001, a topical isotretinoin formulated using the company’s patented IPEG™ delivery system.

Timber completed the Phase 2b CONTROL study evaluating TMB-001 in moderate to severe congenital ichthyosis (CI) in September 2021 and announced that topline data demonstrated clinically meaningful efficacy with a favorable safety profile. Full data was subsequently presented at the 2022 Winter Clinical Dermatology Conference held January 14–19, 2022 in Koloa, Hawaii. Based on FDA feedback at the End-of-Phase 2 meeting, Timber intends to initiate a pivotal Phase 3 study of TMB-001 in the second quarter of 2022.

“We are pleased to have successfully completed our End-of-Phase 2 meeting with the FDA and are committed to delivering a potential new option as rapidly as possible for the treatment of CI to patients who currently have no FDA-approved treatments available,” said John Koconis, chairman and chief executive officer of Timber. “The full data set from our Phase 2b CONTROL study indicates that TMB-001 may be a promising topical alternative to oral retinoids and fully supports initiating Phase 3 investigation. We now have a clear path forward for TMB-001 based on guidance from the FDA and, with the completion of a recent financing, look forward to the initiation of a robust Phase 3 trial in the coming months.”

CI is a group of rare genetic keratinization disorders that leads to dry, thickened, and scaling skin. Patients with moderate to severe subtypes of CI, including X-linked ichthyosis (XLRI) and autosomal recessive congenital ichthyosis (ARCI), which includes lamellar ichthyosis (LI), often have considerable hyperkeratosis and skin scaling. These subtypes of CI affect about 80,000 people in the U.S. and more than 1.5 million globally. Treatment of moderate to severe CI represents a clear unmet need in dermatology as there are currently no approved FDA treatments for these conditions.

Phase 2b CONTROL study data presented at the 2022 Winter Clinical Dermatology Conference

The randomized, parallel, double-blind, vehicle-controlled Phase 2b CONTROL study was designed to evaluate the efficacy and safety of two concentrations of TMB-001 in patients with LI or XLRI. A total of 33 patients were randomized (1:1:1 ratio) to receive either TMB-001 0.05%, TMB-001 0.1%, or vehicle twice daily, stratified by CI subtype, for 12 weeks. The intent-to-treat (ITT) population included all patients initially enrolled in the trial, and the per-protocol (PP) population included patients who completed the full 12 weeks of treatment.

Based on the full data set, Timber has selected the 0.05% dose of TMB-001 for its pivotal Phase 3 program. Importantly, the median time to response to treatment with TMB-001 0.05% in the ITT population was significantly shorter than vehicle (28 days for TMB-001 0.05% versus 63.5 days for vehicle) and there were no concerning safety signals compared with vehicle. Patients receiving TMB-001 on average demonstrated statistically significant more rapid relief of scaling and fissuring, with half of the patients demonstrating relief in 28 days or less.

The primary efficacy endpoint was the proportion of patients with Visual Index for Ichthyosis Severity (VIIS)-scaling treatment success (VIIS-50 or a 50% reduction in the VIIS score versus baseline). The VIIS scoring system examines four representative areas of the body to evaluate improvement in scaling alone, which for many patients is their primary symptom and cause of concern.

•	For the PP population, 100%, 40%, and 40% of patients receiving TMB-001 0.05%, TMB-001 0.1%, and vehicle achieved VIIS-50, respectively (P = 0.04 for TMB-001 0.05% vs. vehicle).
•	For the ITT population, 64%, 40%, and 33% of patients receiving TMB-001 0.05%, TMB-001 0.1%, and vehicle achieved VIIS-50, respectively (P = 0.17 for TMB-001 0.05% vs. vehicle).

The key secondary efficacy endpoint was the proportion of patients who achieved Investigator Global Assessment (IGA) treatment success (≥2-grade reduction in scaling and fissuring severity over all treated areas of the body).

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For the PP population, 100%, 60%, and 10% of patients receiving TMB-001 0.05%, TMB-001 0.1%, and vehicle, respectively, reported a ≥2-grade IGA score improvement (P = 0.002 for TMB-001 0.05% vs vehicle).

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For the ITT population, improvement of ≥2-grade IGA score was observed in 55%, 40%, and 8% of patients receiving TMB-001 0.05%, TMB-001 0.1%, and vehicle, respectively (P = 0.02 for TMB-001 0.05% vs vehicle).

Treatment-emergent adverse events included local skin reactions that were mild or moderate in severity, and no serious adverse events were observed.

“These data demonstrate clinically meaningful efficacy for the participants as well as significantly more rapid improvement in the participants who received the TMB-001 0.05% treatment,” said Alan Mendelsohn, M.D., Chief Medical Officer of Timber. “We thank our investigator community and the participants in our study for assisting us to advance this promising therapy forward.”

About Timber Pharmaceuticals, Inc.

Timber Pharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases. The Company's investigational therapies have proven mechanisms-of-action backed by decades of clinical experience and well-established CMC (chemistry, manufacturing, and control) and safety profiles. The Company is initially focused on developing non-systemic treatments for rare dermatologic diseases including congenital ichthyosis (CI), facial angiofibromas (FAs) in tuberous sclerosis complex (TSC), and other sclerotic skin diseases. For more information, visit www.timberpharma.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company's product development, clinical and regulatory timelines, market opportunity, competitive position, intellectual property rights, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management's current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential, "predict," "project," "should," "would" and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 as well as other documents filed by the Company from time to time thereafter with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information, contact:

Timber Pharmaceuticals, Inc.
John Koconis
Chairman and Chief Executive Officer
jkoconis@timberpharma.com

Investor Relations:
Stephanie Prince
PCG Advisory
(646) 863-6341
sprince@pcgadvisory.com

Media Relations:
Adam Daley
Berry & Company Public Relations
(212) 253-8881
adaley@berrypr.com